Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Johanna Schmitt	Mark Stoutenberg
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
AkamaiPR@akamai.com	mstouten@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2025 AND
FULL-YEAR 2025 FINANCIAL RESULTS

Fourth quarter highlights
•Revenue of $1.095 billion, up 7% year-over-year and up 6% when adjusted for foreign exchange*
•Cloud Infrastructure Services** revenue of $94 million, up 45% year-over-year and up 44% when adjusted for foreign exchange*
•Security revenue of $592 million, up 11% year-over-year and up 9% when adjusted for foreign exchange*; Guardicore Segmentation and API Security revenue of $90 million, up 36% year-over-year and up 34% when adjusted for foreign exchange*
•GAAP net income per diluted share of $0.58, down 36% year-over-year and when adjusted for foreign exchange*, and non-GAAP net income per diluted shared* of $1.84, up 11% year-over-year and when adjusted for foreign exchange*

Full-year highlights
•Revenue of $4.208 billion, up 5% year-over-year and when adjusted for foreign exchange*
•Cloud Infrastructure Services** revenue of $314 million, up 36% year-over-year and when adjusted for foreign exchange*
•Security revenue of $2.243 billion, up 10% year-over-year and up 9% when adjusted for foreign exchange*; Guardicore Segmentation and API Security revenue of $293 million, up 43% year-over-year and when adjusted for foreign exchange*
•GAAP net income per diluted share of $3.07, down 6% year-over-year and down 5% when adjusted for foreign exchange*, and non-GAAP net income per diluted share* of $7.12, up 10% year-over-year and when adjusted for foreign exchange*

CAMBRIDGE, Mass. – February 19, 2026 – Akamai Technologies, Inc. (NASDAQ: AKAM), the cybersecurity and cloud computing company that powers and protects business online, today reported financial results for the fourth quarter and full-year ended December 31, 2025.

“Akamai delivered strong year-end performance, with better-than-expected results on the top and bottom lines. We were particularly pleased to achieve 36% year-over-year revenue growth in Q4 across our Guardicore Segmentation and API Security products, and 45% year-over-year revenue growth for Cloud Infrastructure Services (CIS),” said Dr. Tom Leighton, Akamai’s Chief Executive Officer. “These rapidly growing products are well-positioned to drive faster overall revenue growth for Akamai in the future, with Cloud Infrastructure Services growth, in particular, benefiting from strong customer interest in our new Akamai Inference Cloud and the overall growth of AI applications and agents in the marketplace.”

Akamai delivered the following results for the fourth quarter and full-year ended December 31, 2025:

Revenue: Revenue for the fourth quarter was $1.095 billion, a 7% increase over fourth quarter 2024 revenue of $1.020 billion and a 6% increase when adjusted for foreign exchange.* Total revenue for 2025 was $4.208 billion compared to $3.991 billion for 2024, up 5% year-over-year and when adjusted for foreign exchange.*

Revenue by solution:

•Security revenue for the fourth quarter was $592 million, up 11% year-over-year and up 9% when adjusted for foreign exchange.* Security revenue for 2025 was $2.243 billion, up 10% year-over-year and up 9% when adjusted for foreign exchange.*

◦Guardicore Segmentation and API Security revenue for the fourth quarter was $90 million, up 36% year-

over-year and up 34% when adjusted for foreign exchange.* Guardicore Segmentation and API Security revenue for 2025 was $293 million, up 43% year-over-year and when adjusted for foreign exchange.*

•Delivery revenue for the fourth quarter was $311 million, down 2% year-over-year and down 3% when adjusted for foreign exchange.* Delivery revenue for 2025 was $1.257 billion, down 5% year-over-year and when adjusted for foreign exchange.*

•Cloud computing revenue for the fourth quarter was $191 million, up 14% year-over-year and when adjusted for foreign exchange.* Compute revenue for 2025 was $708 million, up 12% year-over-year and when adjusted for foreign exchange.*

◦Cloud Infrastructure Services** revenue for the fourth quarter was $94 million, up 45% year-over-year and up 44% when adjusted for foreign exchange.* Cloud Infrastructure Services revenue for 2025 was $314 million, up 36% year-over-year and when adjusted for foreign exchange.*

Revenue by geography:

•U.S. revenue for the fourth quarter was $553 million, up 4% year-over-year. U.S. revenue for 2025 was $2.139 billion, up 3% year-over-year.

•International revenue for the fourth quarter was $542 million, up 11% year-over-year and up 8% when adjusted for foreign exchange.* International revenue for 2025 was $2.069 billion, up 8% year-over-year and up 7% when adjusted for foreign exchange.*

Restructuring charge: Fourth quarter 2025 GAAP income from operations, GAAP net income, and GAAP EPS in the paragraphs below were affected by the $55 million restructuring charge recognized in the fourth quarter of 2025. This charge primarily related to severance costs in connection with a workforce reduction and impairments of certain intangible assets as the Company continues to strategically align its investments and organizational structure with long-term growth priorities.

Income from operations: GAAP income from operations for the fourth quarter was $95 million, a 36% decrease from fourth quarter 2024 income from operations of $148 million. GAAP operating margin for the fourth quarter was 9%, down 6 percentage points from the same period last year. GAAP income from operations for 2025 was $567 million, a 6% increase from the prior year's GAAP income from operations of $533 million. Full-year GAAP operating margin was 13%, flat from the same period last year.

Non-GAAP income from operations* for the fourth quarter was $316 million, a 6% increase from fourth quarter 2024 non-GAAP income from operations* of $298 million. Non-GAAP operating margin* for the fourth quarter was 29%, flat from the same period last year. Non-GAAP income from operations* for 2025 was $1.254 billion, a 7% increase from the prior year's non-GAAP income from operations* of $1.167 billion. Full-year non-GAAP operating margin* was 30%, up 1 percentage point from the same period last year.

Net income: GAAP net income for the fourth quarter was $85 million, a 39% decrease from fourth quarter 2024 GAAP net income of $140 million. GAAP net income for 2025 was $452 million, a 10% decrease from the prior year's GAAP net income of $505 million.

Non-GAAP net income* for the fourth quarter was $270 million, a 6% increase from fourth quarter 2024 non-GAAP net income* of $254 million. Non-GAAP net income* for 2025 was $1,046 million, a 5% increase from the prior year's non-GAAP net income* of $996 million.

EPS: GAAP net income per diluted share for the fourth quarter was $0.58, a 36% decrease from fourth quarter 2024 GAAP net income per diluted share of $0.91 and when adjusted for foreign exchange.* GAAP net income per diluted share for 2025 was $3.07, a 6% decrease from the prior year's GAAP net income per diluted share of $3.27 and a 5% decrease when adjusted for foreign exchange.*

Non-GAAP net income per diluted share* for the fourth quarter was $1.84, an 11% increase from fourth quarter 2024 non-GAAP net income per diluted share* of $1.66 and when adjusted for foreign exchange.* Non-GAAP net income per diluted share* for 2025 was $7.12, a 10% increase from the prior year's non-GAAP net income per diluted share* of $6.48 and when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* for the fourth quarter was $458 million, a 7% increase from fourth quarter 2024 Adjusted EBITDA* of $429 million. Adjusted EBITDA* for 2025 was $1.802 billion, a 7% increase from the prior year's Adjusted EBITDA* of $1.682 billion.

Supplemental cash information: Cash from operations for the fourth quarter was $367 million, or 33% of revenue. Cash from operations for 2025 was $1.519 billion, or 36% of revenue. Cash, cash equivalents and marketable securities was $1.920 billion as of December 31, 2025.

Share repurchases: The Company did not repurchase shares of its common stock in the fourth quarter of 2025. For the full-year 2025, the Company spent $800 million to repurchase 10.0 million shares of its common stock at an average price of $79.77 per share. The Company had 145 million shares of common stock outstanding as of December 31, 2025.

Financial guidance: The Company reports the following financial guidance for the first quarter and full year 2026:

	Three Months Ending March 31, 2026		Year Ending December 31, 2026
	Low End	High End	Low End	High End
Revenue (in millions)	$1,060	$1,085	$4,400	$4,550
Non-GAAP operating margin *	26%	27%	26%	28%
Non-GAAP net income per diluted share *	$1.50	$1.67	$6.20	$7.20
Non-GAAP tax rate*	19%	19%	19%	19%
Shares used in non-GAAP per diluted share calculations * (in millions)	148	148	147	147
Capex as a percentage of revenue *	23%	25%	23%	26%

The guidance that is provided on a non-GAAP basis cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items Akamai excludes from non-GAAP measures. For example, stock-based compensation is unpredictable for Akamai’s performance-based awards, which can fluctuate significantly based on current expectations of the future achievement of performance-based targets. Amortization of intangible assets, acquisition-related costs and restructuring costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, Akamai excludes certain items that occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effect of the items Akamai excludes and to estimate certain discrete tax items, such as the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non-GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results.

*    See Use of Non-GAAP Financial Measures below for definitions
**    Cloud Infrastructure Services consist of the compute and storage solutions based on Linode, along with our EdgeWorkers product and the partner solutions running on our cloud platform

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-833-634-5020 (or 1-412-902-4238 for international calls) and using passcode Akamai Technologies Call. A live webcast of the call may be accessed at www.akamai.com in the Investor Relations section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-855-669-9658 (or 1-412-317-0088 for international calls) and using passcode 5393108. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai is the cybersecurity and cloud computing company that powers and protects business online. Our market-leading security solutions, superior threat intelligence and global operations team provide defense in depth to safeguard enterprise data and applications everywhere. Akamai’s full-stack cloud computing solutions deliver performance and affordability on the world’s most distributed platform. Global enterprises trust Akamai to provide the industry-leading reliability, scale and expertise they need to grow their business with confidence. Learn more at akamai.com and akamai.com/blog, or follow Akamai Technologies on X and LinkedIn.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$930,231	$517,707
Marketable securities	256,302	1,078,876
Accounts receivable, net	793,666	727,687
Prepaid expenses and other current assets	306,481	253,827
Total current assets	2,286,680	2,578,097
Marketable securities	733,228	275,592
Property and equipment, net	2,333,462	1,995,071
Operating lease right-of-use assets	1,469,700	1,006,738
Acquired intangible assets, net	614,542	727,585
Goodwill	3,206,525	3,151,077
Deferred income tax assets	622,776	483,249
Other assets	212,730	151,376
Total assets	$11,479,643	$10,368,785
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$125,054	$130,447
Accrued expenses	319,622	370,888
Deferred revenue	151,186	149,222
Convertible senior notes	—	1,149,116
Operating lease liabilities	336,613	259,134
Other current liabilities	35,043	32,516
Total current liabilities	967,518	2,091,323
Deferred revenue	17,088	26,314
Deferred income tax liabilities	31,089	16,066
Convertible senior notes	4,105,355	2,396,695
Operating lease liabilities	1,233,420	829,660
Other liabilities	147,802	130,370
Total liabilities	6,502,272	5,490,428
Total stockholders’ equity	4,977,371	4,878,357
Total liabilities and stockholders’ equity	$11,479,643	$10,368,785

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue	$1,094,912	$1,054,630	$1,019,939	$4,208,175	$3,991,168
Costs and operating expenses:
Cost of revenue (1) (2)	452,501	429,532	414,356	1,727,513	1,620,793
Research and development (1)	139,453	124,720	120,245	513,560	470,876
Sales and marketing (1)	149,065	144,867	144,621	574,302	556,781
General and administrative (1) (2)	176,490	161,719	155,544	656,739	621,785
Amortization of acquired intangible assets	27,925	27,783	25,614	111,066	92,081
Restructuring charge (benefit)	54,602	(15)	11,499	58,051	95,441
Total costs and operating expenses	1,000,036	888,606	871,879	3,641,231	3,457,757
Income from operations	94,876	166,024	148,060	566,944	533,411
Interest and marketable securities income, net	18,256	18,893	22,746	70,808	100,280
Interest expense	(7,893)	(7,915)	(6,735)	(30,759)	(27,117)
Other expense, net	(1,320)	(3,837)	(5,962)	(4,588)	(19,561)
Income before provision for income taxes	103,919	173,165	158,109	602,405	587,013
Provision for income taxes	(18,847)	(32,995)	(18,204)	(150,374)	(82,095)
Net income	$85,072	$140,170	$139,905	$452,031	$504,918

Net income per share:
Basic	$0.59	$0.98	$0.93	$3.11	$3.34
Diluted	$0.58	$0.97	$0.91	$3.07	$3.27

Shares used in per share calculations:
Basic	144,224	143,577	150,240	145,402	151,392
Diluted	146,970	144,811	153,091	147,023	154,346

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Net income	$85,072	$140,170	$139,905	$452,031	$504,918
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	182,505	176,623	167,949	708,611	648,410
Stock-based compensation	119,225	115,423	99,045	459,402	393,378
Provision (benefit) for deferred income taxes	2,307	(19,717)	(71,206)	26,653	(70,268)
Amortization of debt issuance costs	1,877	1,926	1,588	7,053	6,521
(Gain) loss on investments	(57)	—	5,000	(9,370)	5,066
Other non-cash reconciling items, net	42,121	1,359	19,797	47,462	65,488
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(34,871)	8,551	(50,392)	(59,437)	(22,300)
Prepaid expenses and other current assets	(25,648)	11,598	(20,614)	(43,749)	(46,094)
Accounts payable and accrued expenses	13,917	22,047	79,535	(48,577)	344
Deferred revenue	(16,811)	(19,360)	6,709	(13,054)	20,687
Other current liabilities	25,527	(2,105)	(15,490)	965	26,860
Other non-current assets and liabilities	(28,580)	5,317	(18,038)	(9,225)	(13,839)
Net cash provided by operating activities	366,584	441,832	343,788	1,518,765	1,519,171
Cash flows from investing activities:
Cash paid for business acquisitions, net of cash acquired	(55,902)	—	—	(55,112)	(434,066)
Cash paid for asset acquisitions	—	—	(127,973)	(29,930)	(132,835)
Purchases of property and equipment and capitalization of internal-use software development costs	(204,695)	(195,016)	(162,859)	(819,500)	(685,267)
Purchases of short- and long-term marketable securities	(113,325)	(181,470)	(34,535)	(964,590)	(236,176)
Proceeds from sales, maturities and redemptions of short- and long-term marketable securities	7,459	6,999	81,368	1,333,683	685,692
Other, net	71	1,156	(187)	(5,294)	3,973
Net cash used in investing activities	(366,392)	(368,331)	(244,186)	(540,743)	(798,679)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Year Ended
(in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facility	—	—	—	250,000	—
Repayment of borrowings under revolving credit facility	—	—	—	(250,000)	—
(Payment) proceeds from the issuance of convertible senior notes, net of issuance costs	(594)	(392)	—	1,701,202	—
Proceeds from the issuance of warrants related to convertible senior notes	—	—	—	330,855	—
Purchases of note hedges related to convertible senior notes	—	—	—	(605,820)	—
Repayment of convertible senior notes	—	—	—	(1,149,992)	—
Proceeds related to the issuance of common stock under stock plans	13,553	19,656	13,805	62,450	61,513
Employee taxes paid related to net share settlement of stock-based awards	(13,789)	(12,052)	(16,061)	(123,770)	(173,176)
Repurchases of common stock	—	—	(138,371)	(799,963)	(557,468)
Other, net	(872)	(91)	(213)	(2,998)	(10,504)
Net cash (used in) provided by financing activities	(1,702)	7,121	(140,840)	(588,036)	(679,635)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	1,496	(759)	(12,431)	22,238	(12,243)
Net (decrease) increase in cash, cash equivalents and restricted cash	(14)	79,863	(53,669)	412,224	28,614
Cash, cash equivalents and restricted cash at beginning of period	931,322	851,459	572,753	519,084	490,470
Cash, cash equivalents and restricted cash at end of period	$931,308	$931,322	$519,084	$931,308	$519,084

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY SOLUTION

	Three Months Ended			Year Ended
(in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Security	$592,358	$568,437	$534,602	$2,243,404	$2,042,661
Delivery	311,113	306,495	317,842	1,256,721	1,318,131
Cloud computing	191,441	179,698	167,495	708,050	630,376
Total revenue	$1,094,912	$1,054,630	$1,019,939	$4,208,175	$3,991,168
Revenue growth rates year-over-year:
Security	11%	10%	14%	10%	16%
Delivery	(2)	(4)	(18)	(5)	(15)
Cloud computing	14	8	24	12	25
Total revenue	7%	5%	3%	5%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (1):
Security	9%	9%	14%	9%	16%
Delivery	(3)	(4)	(18)	(5)	(14)
Cloud computing	14	7	25	12	25
Total revenue	6%	4%	3%	5%	5%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended			Year Ended
(in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
U.S.	$552,849	$529,978	$529,879	$2,139,173	$2,075,533
International	542,063	524,652	490,060	2,069,002	1,915,635
Total revenue	$1,094,912	$1,054,630	$1,019,939	$4,208,175	$3,991,168
Revenue growth rates year-over-year:
U.S.	4%	1%	3%	3%	5%
International	11	9	2	8	4
Total revenue	7%	5%	3%	5%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (1):
U.S.	4%	1%	3%	3%	5%
International	8	8	4	7	5
Total revenue	6%	4%	3%	5%	5%

(1) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended			Year Ended
(in thousands, except end of period statistics)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Stock-based compensation:
Cost of revenue	$19,196	$19,738	$16,129	$77,176	$61,177
Research and development	44,918	42,415	37,843	169,404	152,114
Sales and marketing	23,082	22,413	18,730	90,198	77,593
General and administrative	32,029	30,857	26,343	122,624	102,494
Total stock-based compensation	$119,225	$115,423	$99,045	$459,402	$393,378

Depreciation and amortization:
Network-related depreciation	$85,827	$82,245	$74,949	$328,221	$282,106
Capitalized internal-use software development amortization	39,383	37,964	40,343	155,501	168,355
Other depreciation and amortization	16,313	16,219	15,983	64,290	63,994
Non-GAAP depreciation and amortization (1)	141,523	136,428	131,275	548,012	514,455
Capitalized stock-based compensation amortization (2)	12,919	12,285	10,952	49,031	41,452
Capitalized interest expense amortization (2)	138	127	108	502	422
Amortization of acquired intangible assets	27,925	27,783	25,614	111,066	92,081
Total depreciation and amortization	$182,505	$176,623	$167,949	$708,611	$648,410

Capital expenditures (1) (3):
Purchases of property and equipment	$80,474	$141,641	$122,694	$505,702	$383,392
Capitalized internal-use software development costs	73,270	82,522	69,974	312,286	292,509
Total capital expenditures	$153,744	$224,163	$192,668	$817,988	$675,901
Capex as a percentage of revenue (1)	14%	21%	19%	19%	17%

End of period statistics:
Number of employees	11,382	11,161	10,748

(1) See Use of Non-GAAP Financial Measures below for a definition.
(2) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense capitalized related to cloud-computing arrangements and contract fulfillment costs. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(3) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND TAX RATE

	Three Months Ended			Year Ended
(in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Income from operations	$94,876	$166,024	$148,060	$566,944	$533,411
GAAP operating margin	9%	16%	15%	13%	13%
Amortization of acquired intangible assets	27,925	27,783	25,614	111,066	92,081
Stock-based compensation	119,225	115,423	99,045	459,402	393,378
Amortization of capitalized stock-based compensation and capitalized interest expense	13,490	12,753	11,264	50,890	42,910
Restructuring charge (benefit)	54,602	(15)	11,499	58,051	95,441
Acquisition-related costs	1,861	17	115	3,247	7,502
Legal settlements	4,000	—	2,500	4,000	2,500
Operating adjustments	221,103	155,961	150,037	686,656	633,812
Non-GAAP income from operations	$315,979	$321,985	$298,097	$1,253,600	$1,167,223
Non-GAAP operating margin	29%	31%	29%	30%	29%

Net income	$85,072	$140,170	$139,905	$452,031	$504,918
Operating adjustments (from above)	221,103	155,961	150,037	686,656	633,812
Amortization of debt issuance costs	1,877	1,926	1,588	7,053	6,521
(Gain) loss on cost method investments, net	(57)	—	5,000	(9,370)	5,066
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(37,929)	(29,150)	(42,605)	(89,945)	(154,735)
Non-GAAP net income	$270,066	$268,907	$253,925	$1,046,425	$995,582

GAAP tax rate	18%	19%	12%	25%	14%
Income tax effect of non-GAAP adjustments and certain discrete tax items	(1)	—	7	(6)	5
Non-GAAP tax rate	17%	19%	19%	19%	19%

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP net income per diluted share	$0.58	$0.97	$0.91	$3.07	$3.27
Adjustments to net income:
Amortization of acquired intangible assets	0.19	0.19	0.17	0.76	0.60
Stock-based compensation	0.81	0.80	0.65	3.12	2.55
Amortization of capitalized stock-based compensation and capitalized interest expense	0.09	0.09	0.07	0.35	0.28
Restructuring charge (benefit)	0.37	—	0.08	0.39	0.62
Acquisition-related costs	0.01	—	—	0.02	0.05
Legal settlements	0.03	—	0.02	0.03	0.02
Amortization of debt issuance costs	0.01	0.01	0.01	0.05	0.04
(Gain) loss on cost method investments, net	—	—	0.03	(0.06)	0.03
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.26)	(0.20)	(0.28)	(0.61)	(1.00)
Adjustment for shares (1)	—	—	—	—	0.03
Non-GAAP net income per diluted share	$1.84	$1.86	$1.66	$7.12	$6.48

Shares used in GAAP per diluted share calculations	146,970	144,811	153,091	147,023	154,346
Impact of benefit from note hedge transactions (1)	—	—	(368)	—	(744)
Shares used in non-GAAP per diluted share calculations (1)	146,970	144,811	152,723	147,023	153,602

(1) Shares used in non-GAAP per diluted share calculations have been adjusted for the three months and year ended December 31, 2024, for the benefit of Akamai's note hedge transactions. During these periods, Akamai's average stock price was in excess of $95.10, which was the initial conversion price of Akamai's convertible senior notes that matured in May 2025. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Year Ended
(in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income	$85,072	$140,170	$139,905	$452,031	$504,918
Net income margin	8%	13%	14%	11%	13%
Interest and marketable securities income, net	(18,256)	(18,893)	(22,746)	(70,808)	(100,280)
Provision for income taxes	18,847	32,995	18,204	150,374	82,095
Depreciation and amortization	141,523	136,428	131,275	548,012	514,455
Amortization of capitalized stock-based compensation and capitalized interest expense	13,490	12,753	11,264	50,890	42,910
Amortization of acquired intangible assets	27,925	27,783	25,614	111,066	92,081
Stock-based compensation	119,225	115,423	99,045	459,402	393,378
Restructuring charge (benefit)	54,602	(15)	11,499	58,051	95,441
Acquisition-related costs	1,861	17	115	3,247	7,502
Legal settlements	4,000	—	2,500	4,000	2,500
Interest expense	7,893	7,915	6,735	30,759	27,117
(Gain) loss on cost method investments, net	(57)	—	5,000	(9,370)	5,066
Other expense, net	1,377	3,837	962	13,958	14,495
Adjusted EBITDA	$457,502	$458,413	$429,372	$1,801,612	$1,681,678
Adjusted EBITDA margin	42%	43%	42%	43%	42%

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP financial measures). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP tax rate, capital expenditures, non-GAAP depreciation and amortization, capex as a percentage of revenue and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparison of financial results across accounting periods and may be comparable to those of our peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial measures and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of non-GAAP financial measures used in its financial reporting and investor presentations to the most directly comparable GAAP financial measures. This reconciliation can be found in the “Supplemental Financial Information” on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Stock-based compensation is an important aspect of the compensation paid to Akamai's employees which includes long-term incentive plans to encourage retention, performance-based plans to encourage achievement of specified financial targets, short-term incentive awards with a one year vest and shares issued as part of a retirement savings program. The grant date fair value of the stock-based compensation awards varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities. Acquisition-related costs are impacted by the timing and size of the acquisitions, and Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of operating results to prior periods and to peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charge – Akamai has incurred restructuring charges from programs that have significantly changed either the scope of the business undertaken by the Company or the manner in which that business is conducted. These charges include severance and related expenses for workforce reductions, impairments of long-lived assets that will no longer be used in operations (including acquired intangible assets, right-of-use assets, other facility-related property and equipment and internal-use software) and termination fees for any contracts cancelled as part of these programs. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt issuance costs and capitalized interest expense – The issuance costs of Akamai's convertible senior notes are amortized to interest expense and are excluded from Akamai's non-GAAP results because management believes the non-cash amortization expense is not representative of ongoing operating performance.

•Gains and losses on cost method investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of cost method investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to these gains and losses are not representative of Akamai's core business operations and ongoing operating performance.

•Legal settlements – Akamai has incurred losses related to the settlement of legal matters. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as the impact of intercompany sales of intellectual property related to acquisitions), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; legal settlements; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; legal settlements; amortization of debt issuance costs; amortization of capitalized interest expense; gains and losses on cost method investments; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per diluted share, or EPS – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average common shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of Akamai's convertible senior notes. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, Akamai would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2033, 2029 and 2027 and those that matured in 2025, unless Akamai's weighted average stock price is greater than $93.01, $126.31, $116.18 and $95.10, respectively, the initial conversion prices, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest and marketable securities income and losses; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; legal settlements; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; gains and losses on cost method investments; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Non-GAAP tax rate – GAAP tax rate excluding the tax effect of non-GAAP adjustments and certain discrete tax items.

Capital expenditures, or capex – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Capex as a percentage of revenue – Capital expenditures, or capex, stated as a percentage of revenue.

Non-GAAP depreciation and amortization – GAAP depreciation and amortization (which consists of depreciation and amortization of property and equipment, capitalized stock-based compensation, capitalized interest expense and acquired intangible assets), less depreciation and amortization excluded from non-GAAP results (which consists of depreciation and amortization of capitalized stock-based compensation, capitalized interest expense and acquired intangible assets).

Impact of foreign currency exchange rate – Revenue and earnings from international operations have historically been important contributors to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our international subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage growth rate impacted by foreign currency exchange rates, sometimes referred to as constant currency, is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and related management commentary on our quarterly earnings conference call scheduled for later today contain statements that are not statements of historical fact and constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about expected future financial performance, expectations, plans and prospects of Akamai, including our outlook, guidance, growth objectives and statements about our products, including Akamai Inference Cloud, and their anticipated capabilities, scalability and performance. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; effects of competition, including pricing pressure and changing business models; changes in customer or user preferences or demands; impact of macroeconomic trends, including economic uncertainty, turmoil in the financial services industry, the effects of inflation, fluctuating interest rates, foreign currency exchange rate and monetary supply fluctuations, international tensions and volatility in capital markets; conditions and uncertainties in the geopolitical environment, including sanctions and disruptions resulting from the ongoing war in Ukraine and the Israel-Hamas war; continuing supply chain and logistics costs, constraints, changes or disruptions; defects or disruptions in our products or IT systems, including outages, cyber-attacks, data breaches or malware; difficulties in integrating our acquisitions and investments; failure to realize the expected benefits of any of our acquisitions, reorganizations or investments; changes to economic, political and regulatory conditions in the United States and internationally, including changes in government policies , regulations and resources; our ability to attract and retain key personnel; delay in developing or failure to develop new products, service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed with the SEC.

In addition, the statements in this press release and on our quarterly earnings conference call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.